Exhibit 99.1

News Release
Number: 2010-10
Contact Dianne VanBeber dianne.vanbeber@intelsat.com +1 202 944 7406

Intelsat S.A. Announces Consent Solicitation Relating to its 7 5/8% Senior Notes due 2012 and 6 1/2% Senior Notes due 2013

Luxembourg, April 12, 2010

Intelsat S.A. (formerly Intelsat, Ltd.) today announced that it has commenced a consent solicitation relating to its 7 5/8% Senior Notes due 2012 (CUSIP No. 45820EAB8) and its 6 1/2% Senior Notes due 2013 (CUSIP No. 45820EAH5).

Intelsat is soliciting consents from security holders of record as of 5:00 p.m., New York City time, on April 9, 2010. The proposed amendments, if adopted, will amend the indenture for the notes to substantially align the restrictions on Intelsat S.A.’s ability to incur secured debt with similar restrictions applicable to certain of its subsidiaries and to make certain other technical changes to the indenture.

The consent solicitation will expire at 5:00 p.m., New York City time, on April 21, 2010, unless extended (the “Expiration Time”). The consent solicitation is being made pursuant to, and upon the terms and subject to the conditions set forth in, a consent solicitation statement dated April 12, 2010 and related consent letters.

Intelsat is offering to pay to each security holder who validly delivers a consent prior to the Expiration Time, and does not validly revoke such consent, a consent payment equal to 2.00% of the outstanding principal amount of the notes for which such security holder provides its consent.

Barclays Capital Inc. will act as the Solicitation Agent for the consent solicitation. Global Bondholder Services Corporation will act as the Tabulation and Information Agent. Questions regarding the consent solicitation may be directed to the Liability Management Group at Barclays Capital Inc. at 800-438-3242 (toll-free) or 212-528-7581 (collect). Requests for copies of the consent solicitation documents may be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or 212-430-3774 (collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The solicitation is being made solely pursuant to the above-described consent solicitation statement dated April 12, 2010 and the related consent letters.

About Intelsat

Intelsat is the leading provider of fixed satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended 31 December 2009 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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